EXHIBIT 32.2

FORM 10-K

Section 1350 Certifications

Year ended December 31, 2017

I, Marc D. Hamburg, Senior Vice President and Chief Financial Officer of Berkshire Hathaway Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)

the Annual Report on Form 10-K of the Company for the period ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 23, 2018

/s/ MARC D. HAMBURG
Marc D. Hamburg Senior Vice President and Chief Financial Officer